UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2026

AVISTA CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Washington	001-03701	91-0462470
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1411 East Mission Avenue
Spokane, Washington		99202-2600
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 509 489-0500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AVA	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On January 16, 2026, Avista Corporation (Avista Corp. or the Company) filed a multi-year rate plan (MYRP) with the Washington Utilities and Transportation Commission (WUTC). The MYRP requests base rate relief over four years designed to produce the additional base revenues shown below (dollars in millions):

Rate Year	Rates Effective	Electric		Natural Gas
1	2027	$111	13.9%	$12	4.7%
2	2028	43	4.7%	7	2.4%
3	2029	34	3.5%	6	2.1%
4	2030	28	2.8%	3	1.1%

The Company is requesting an overall rate of return in 2027 of 7.5 percent, with a 48.5 common equity ratio and a 10.2 percent return on equity. The Company is requesting an increase to the overall rate of return in 2029 to 7.67 percent, with a 48.5 common equity ratio and 10.5 percent return on equity.

Key drivers of the revenue requirement in rate year one (2027) are outlined below (dollars in millions):

	Electric	Natural Gas
Electric resource costs	$46	$—
Capital additions	29	5
Employee benefits	7	1
Insurance	7	—
Regulatory amortizations	5	4
Wildfire	4	—
Other	13	2
Total	$111	$12

In the MYRP, the Company proposes certain changes to the calculation of authorized baseline power supply cost. These changes are designed to address the changing market dynamics which have led to significant volatility in actual power supply costs. The MYRP provides updates to the Company's baseline power supply cost for rate years one and two; as required by Washington law, baseline power supply costs for rate years 3 and 4 will be established in later filings and as such are not included in the additional revenue requirements for those years shown above. In addition, the Company proposes changes to the timing for recovery of costs deferred under the Energy Recovery Mechanism.

In addition to requesting re-approval of existing insurance, wildfire, and decoupling deferral accounts, the Company proposes an additional deferral mechanism for costs associated with employee benefits.

Washington law requires utilities to file MYRPs of a minimum of two and up to four years. The law allows utilities filing a rate plan of 3 or 4 years the option to file a new rate plan for the third year and fourth year. Under this provision, the Company has the opportunity to address the numerous unpredictable factors that could materially affect the Company’s financial position over a longer-term rate plan. These risks include, but are not limited to, inflation, interest rate volatility, labor and benefits challenges, escalating capital costs, and other unforeseen cost drivers. Please refer to the Company's 10-K for 2024 and 10-Q for the third quarter of 2025 for a full discussion of these factors.

The WUTC has up to eleven months to review the general rate case filings and issue a decision.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AVISTA CORPORATION

Date:	January 16, 2026	By:	/s/ Kevin J. Christie
Kevin J. Christie Senior Vice President, Chief Financial Officer, Treasurer and Regulatory Affairs Officer